UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2022

Siebert Financial Corp.

(Exact name of registrant as specified in its charter)

New York	0-5703	11-1796714
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

535 Fifth Avenue, 4th Floor, New York, NY	10017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 644-2400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock - $0.01 par value	SIEB	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On January 21, 2022, RISE Financial Services, LLC (the “Company”), a subsidiary of Siebert Financial Corp. (“Siebert”), entered into an agreement with Hedge Connection, Inc., a Florida corporation (“Hedge Connection”), a woman-owned and fintech company founded by and owned 100% by Lisa Vioni prior to the execution of the agreement. Hedge Connection provides capital introduction software solutions for the prime brokerage industry.

Pursuant to the agreement, (i) Hedge Connection transferred to the Company common stock representing twenty percent (20%) of the outstanding post-Closing issued and outstanding capitalization in Hedge Connection for a consideration of $600,000, to be paid in three installments over 180 days; (ii) the Company acquired an option from Ms. Vioni to acquire 100% of Ms. Vioni’s remaining interest in Hedge Connection at fair value market at the time of the option exercise, provided such valuation is not less than $5 million; (iii) the Company acquired a technology license agreement from Hedge Connection to use its capital introduction software, Fintroz, for an annual license fee of $250,000; (iv) the Company entered into a voting agreement with Ms. Vioni providing the Company with the right to appoint one director to the board of directors of Hedge Connection; and (v) Ms. Vioni was appointed to the Board of Directors of the Company as well as the President of RISE Prime – Capital Introduction, a division of the Company.

Item 8.01 Other Items

A copy of the press release related to the above developments is furnished with this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements typically are identified by use of terms such as “may,” “project,” “should,” “plan,” “expect,” “anticipate,” “believe,” “estimate” and similar words. Forward-looking statements include statements regarding the impact of disruptions to the Company’s operations caused by the COVID-19 pandemic. Such forward-looking statements are based on the Company’s current expectations and assumptions regarding capital market conditions, our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the impact of the COVID-19 pandemic on the Company and the United States and global financial markets and economies as a whole. Except as required by law, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information regarding COVID-19, future events or otherwise. The Company’s actual results could differ materially from those contained in forward-looking statements due to a number of factors, including the statements under “Risk Factors” found in the Company’s Annual Reports on Form 10-K and its Quarterly Reports on Form 10-Q filed with the SEC.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
99.1	Press Release issued by Siebert Financial Corp., dated January 25, 2022.
10.23	Agreement between Siebert Financial Corp. and Hedge Connection, Inc., dated January 21, 2022.
104	Cover Page Interactive Data File (embedded with Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: January 27, 2022	SIEBERT FINANCIAL CORP.

	By	/s/ Andrew H. Reich

Andrew H. Reich
Executive Vice President, Chief Operating
Officer, Chief Financial Officer, Secretary
and Director (Principal executive, financial
and accounting officer)